Exhibit 10.5     Redacted Veryst Agreement.

VERYST Engineering® LLC 47A Kearney Road Needham, MA 02494	®

Meetesh Patel

Jay Bhogal

Kinetic Power Corporation

1050 Connecticut Avenue, NW

Washington, DC 20036

November 4, 2008

Re: Initial Development of a Car and Truck Energy Harvester

Messrs. Patel and Bhogal,

Thank you for considering Veryst Engineering for this project. We are particularly interested in working with Kinetic Power Corp given not only our relevant experience and expertise, but also our shared interest in alternative energy systems. We believe that our past and on-going work in intellectual property development and electromechanical system design, in particular with energy harvesting, are well-suited to the challenges that this project presents.

In light of our conversation last week, we propose the following sequenced outline of work:

Task 1: Examination of Prior Art and Strategic Positioning

We believe that a solid understanding of the current state of the art helps focus and secure any new intellectual property position. This effort will examine current patents and applications from a critical perspective aimed at identifying meaningful opportunities for new invention, thereby exceeding the substance of a typical IP review by a law firm. **** Strategic positioning and IP content will be re-evaluated on an ongoing basis.

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Task 2: Design Conceptualization

This effort will begin by defining design goals and evaluation metrics based on the space identified in Task 1. The metrics will provide structure to engineering objectives and to decision-making. **** Particular attention will be paid to the issue of energy transfer, **** We will also list technical challenges and any new opportunities for additional intellectual property.

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Task 3: Detailed Design

This effort will pursue the detailed design of **** concepts stemming from Task 2. Primary work will be on the design of specific components, with the selection of off-the-shelf items where possible. Work required in this stage includes preparation of engineering drawings, detailed calculations for the appropriate matching of components, component stress analysis for strength and reliability, and discussion with potential subcomponent manufacturers and vendors. Items with long lead times will be identified for possible advanced procurement. ****

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Task 4: Prototype

Task 4 will prototype ****. Fabrication effort will be balanced between Veryst Engineering and contracted shops, depending on the details of the final design. ****

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Benefits

New product development requires a multi-faceted effort that balances creativity, engineering rigor, and business practicality. We are confident that our background in electromechanical design and intellectual property consulting uniquely positions us contribute to many aspects of your project. Moreover, our work is based on engineering fundamentals, helping ensure that decisions are well-informed and grounded. **** energy harvesting has been part of our work focus for well over a decade. Our sensitivity to details and awareness of the big picture would help streamline and strengthen your development ****.

This is precisely the type of work we seek and enjoy doing, and we look forward to discussing the details of our proposal with you.  I have attached our Terms and Conditions that forms by reference a part of this proposal.  We can be reached by phone at 781-433-0433.

You can accept this proposal by signing and dating the last page of this proposal and faxing (781-433-0933)  or mailing a copy to my attention.

Sincerely,

Managing Principal

TERMS AND CONDITIONS OF AGREEMENT

CHARGES

Invoices are typically rendered monthly or in accordance with the agreed upon payment schedule, and are due upon receipt.  Work performed on a time-and-expenses basis will be charged in accordance with the most current billing rates of Veryst Engineering.

At the discretion of Veryst Engineering, a suitable retainer may be required from the client in advance.  Veryst Engineering will hold the retainer until the final invoice is prepared.  Any money remaining in the retainer account after the final invoice has been paid shall be returned to the client.

Evidence storage and disposal will be the responsibility of the client. Upon the client's request, Veryst may agree to provide temporary storage space for a reasonable fee, which the client agrees to pay monthly upon presentation of an invoice from Veryst

PAYMENT

Outstanding balances past due over 30 days are subject to a delinquency charge until paid.  Veryst Engineering reserves the right to decline further work with any client delinquent in payment of charges due to Veryst Engineering for previous work, until such balances are paid in full.

INTELLECTUAL PROPERTY

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Notwithstanding any of the foregoing, nothing in this Agreement shall in any manner affect the ownership rights that Veryst Engineering has in any intellectual property developed by Veryst Engineering either prior or subsequent to the effective date of this Agreement, ****, or intellectual property developed for other clients or other projects unrelated to **** this Agreement.

TERM

The term of this Agreement shall commence on the date of this Agreement and shall continue until terminated by either Veryst Engineering or the client.  Client may terminate this Agreement for any reason upon thirty (30) days prior written notice to Veryst Engineering and payment to Veryst Engineering for any services performed and/or expenses incurred by Veryst Engineering  prior to such effective date of termination.  Veryst Engineering  may terminate this Agreement at any time by giving client written notice of such termination and the effective date of such termination shall be no earlier than the date that Veryst Engineering shall have completed the performance of all services already scheduled to be performed for the client.

INDEPENDENT CONTRACTOR STATUS

Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between the Veryst Engineering  and the client. Veryst Engineering  shall be an independent contractor to the client and no Veryst Engineering employee or person performing any work at Veryst Engineering’s direction for the client shall be considered to be an agent, employee or representative of the client for any purpose.

Client agrees that during the term of this agreement with Veryst Engineering and for a period of twenty four (24) months after the termination of this agreement for any reason, client will not directly or indirectly hire, attempt to hire or solicit for employment any employee of Veryst Engineering, encourage or induce any other company to hire, attempt to hire or solicit any employee of Veryst Engineering nor encourage or induce any employee of Veryst Engineering to terminate employment with Veryst Engineering.

EXECUTION OF SCOPE OF SERVICES

Veryst Engineering will work in accordance with generally accepted professional engineering practice.  No other warranty, express or implied, is made concerning work performed under the agreement, including Veryst Engineering’s findings, recommendations, specifications, or professional advice.

Veryst will hold in strictest confidence all proprietary information and trade secrets of the client to which it may be given access.

MISCELLANEOUS

The client assumes full and complete responsibility for all uses and applications of Veryst Engineering’s recommendations or work under this agreement, or failure to use recommendations or work, and agrees to hold harmless Veryst Engineering against any and all liability, damages, losses, claims, demands, actions, causes of action, and costs including attorneys’ fees and expenses arising out of the use and application of any of Veryst Engineering’s recommendations or work under this agreement, or failure to use recommendations or work.

The client agrees that in no event shall Veryst Engineering, its officers, employees, or agents be liable for any direct, indirect, incidental, special, punitive or consequential damages arising out of or relating to this Agreement or, without limitation, any such damages for lost profits or business.

Approved                                //Meetesh Patel

                                                Meetesh Patel

                                                Chief Executive Office and President, Octllion Corp.

                                                11-04-2008

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